UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Teppco Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Jerry E. Thompson President & Chief Executive Officer

P.O. Box 2521 Houston. TX 77252-2521 Office 713/381-3545 Fax 713/381-3957 Email jethompson@teppco.com

November 22, 2006

Dear TEPPCO Unitholder,

I am writing you because according to our records, your proxy has not yet been received, and therefore your vote has not been counted. I realize you have received several letters from us and perhaps one or more telephone calls from our proxy solicitor asking you to vote. Since this vote is very important to YOU as a unitholder, I am willing to risk one more intrusion on your time by once again urging you to vote today. The Special Meeting of TEPPCO Partners, L.P. scheduled for November 30, 2006 is days away. As outlined in our proxy materials, several of the proposals require the affirmative vote of two-thirds of our outstanding units.  Accordingly, your vote is very important, regardless of the number of units you own.

PLEASE TAKE A FEW MINUTES TO CAST YOUR VOTE TODAY by following the simple instructions listed below:

1.               Vote by telephone.  Call 1-800-454-8683 using a touch-tone telephone.  Using your control number, which is printed on the proxy voting instruction form, follow the recorded instructions.

OR

2.               Vote by internet.  Go to the website www.proxyvote.com.  Using your control number, which is printed on the proxy voting instruction form, follow the instructions that appear on the website.

OR

3.               Vote by mail.  Please mark, sign, date and return the proxy voting instruction form in the postage-paid return envelope provided.

If you vote by telephone or Internet, do not return your Proxy Card by mail.  With the meeting only days away, we encourage you to vote by telephone or internet to ensure your vote is received in time.

We are working to enter a new phase of growth for TEPPCO, which you can facilitate by voting FOR the seven proposals described in our proxy statement dated September 5, 2006. The Board of Directors of Texas Eastern Products Pipeline Company, LLC, our general partner, recommends a vote FOR all of the proposals to be considered and voted on at the Special Meeting.

Should you need any assistance with the voting process, please call our proxy solicitor, Georgeson Inc., at (866)767-8980.

Thank you in advance for your time and consideration.

Sincerely,

TE Products Pipeline Company, Limited Partnership
TEPPCO GP, Inc., General Partner